EXHIBIT 99.1

Southside Bancshares, Inc. Announces Net Income for the Three Months Ended March 31, 2012

TYLER, Texas, May 3, 2012 (GLOBE NEWSWIRE) -- Southside Bancshares, Inc. ("Southside" or the "Company") (Nasdaq:SBSI) today reported its financial results for the three months ended March 31, 2012.

Southside reported net income of $10.1 million for the three months ended March 31, 2012, an increase of $1.8 million, or 21.1%, when compared to the same period in 2011. Diluted earnings per common share increased $0.09, or 18.4%, to $0.58 for the three months ended March 31, 2012 when compared to $0.49 for the same period in 2011.

The return on average shareholders' equity for the three months ended March 31, 2012, was 15.34%, a decrease when compared to 15.65% for the same period in 2011. The return on average assets increased to 1.26% for the three months ended March 31, 2012 from 1.12% for the same period in 2011.

"We are exceptionally pleased to report our results after a very active first quarter of 2012," said Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. "Our earnings were driven by an increase in the gain on sale of securities and an increase in net interest income. The first quarter will be remembered by the strategic investment portfolio restructuring motivated by the accounting treatment of premium mortgage-backed securities. During the first quarter we sold all of our securities carried at fair value through income and replaced many of these securities with agency mortgage-backed securities with lower premiums, and to a lesser extent Texas municipal securities. In addition, we achieved another quarter of very solid loan growth as the tentative economic recovery seemed to take hold in our market area. I am quite pleased with the performance of our team during this both active and positive quarter."

"During the first quarter, we were pleased to announce an 11% increase in our cash dividend as well as a 5% stock dividend. We are glad to be in a position to provide tangible rewards to our shareholders. We are quite proud to have earned our way through this profound economic cycle thus far."

"Lending continues to be strong as our loan portfolio expanded $53.7 million, or 4.9%, during the quarter, which follows solid growth during the fourth quarter in 2011. In addition our nonperforming asset totals remain relatively low and our credit costs have decreased despite the reserve for loan losses required as a result of this quarter's loan growth."

"The events of the first quarter once again reaffirmed our confidence in our business strategy, in particular our strategy of maintaining a large average securities portfolio, as a hedge against a prolonged low interest environment. As the economy gains a stronger foothold, we expect to generate additional loans, and the percentage of the securities portfolio should begin to decrease."

"Our commitment to our service areas remains strong. Our balance sheet strategy serves the purpose of providing earnings as well as managing our interest rate risk. In essence, it is one tool we utilize in order to serve our communities better. Even the most innovative banker needs a strong balance sheet in order to serve the customer as well as reward the shareholders. Our prosperity is tied to the communities we serve. We look forward to a year of mutual growth and prosperity."

Loans and Deposits

For the three months ended March 31, 2012, total loans increased by $53.7 million, or 4.9%, when compared to December 31, 2011. During the three months ended March 31, 2012, real estate 1-4 family increased $43.5 million, loans to individuals increased $6.4 million, real estate other increased $2.0 million, and commercial loans increased $2.2 million.

Nonperforming assets increased during the first quarter by $721,000, or 5.5%, to $13.9 million, or 0.43% of total assets at March 31, 2012, when compared to 0.40% at December 31, 2011. This increase is primarily a result of an increase in nonaccrual loans.

During the three months ended March 31, 2012, deposits net of brokered deposits, increased $66.9 million, or 3.1%, compared to December 31, 2011, as we called approximately $78 million of higher cost brokered CDs.

Net Interest Income

Net interest income increased $1.7 million, or 7.8%, to $24.0 million for the three months ended March 31, 2012, when compared to $22.3 million for the same period in 2011. For the three months ended March 31, 2012, our net interest spread remained at 3.26% when compared to the same period in 2011. The net interest margin decreased to 3.52% for the three months ended March 31, 2012 compared to 3.55% for the same period in 2011.

Net Income for the Three Months

The increase in net income for the three months ended March 31, 2012, when compared to the same period in 2011, was a result of an increase in the gain on sale of securities, an increase in net interest income offset by an increase in the provision for loan losses.

Noninterest expense decreased $210,000, or 1.1%, for the three months ended March 31, 2012, compared to the same period in 2011 due to a decrease in FDIC insurance expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.22 billion in assets that owns 100% of Southside Bank. Southside Bank currently has 48 banking centers in Texas and operates a network of 50 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be "forward-looking statements" within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. These statements may include words such as "expect," "estimate," "project," "anticipate," "appear," "believe," "could," "should," "may," "intend," "probability," "risk," "target," "objective," "plans," "potential," and similar expressions. Forward-looking statements are statements with respect to the Company's beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. For example, discussions about trends in asset quality and earnings and certain market risk disclosures, including the impact of interest rate uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future. As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 under "Forward-Looking Information" and Item 1A. "Risk Factors," and in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At	At	At
	March 31,	December 31,	March 31,
	2012	2011	2011
	(dollars in thousands)
	(unaudited)

Selected Financial Condition Data (at end of period):

Total assets	$3,217,444	$3,303,817	$3,101,890
Loans	1,140,893	1,087,230	1,063,644
Allowance for loan losses	20,074	18,540	19,780
Mortgage-backed and related securities:
Available for sale, at estimated fair value	1,133,701	716,126	874,693
Securities carried at fair value through income	–	647,759	233,260
Held to maturity, at amortized cost	349,248	365,631	396,579
Investment securities:
Available for sale, at estimated fair value	291,928	282,956	320,720
Held to maturity, at amortized cost	1,010	1,496	1,495
Federal Home Loan Bank stock, at cost	32,407	33,869	29,216
Deposits	2,310,452	2,321,671	2,200,823
Long-term obligations	341,929	321,035	382,553
Equity	259,879	258,927	225,557
Nonperforming assets	13,909	13,188	17,193
Nonaccrual loans	11,088	10,299	14,289
Accruing loans past due more than 90 days	1	5	63
Restructured loans	2,119	2,109	2,036
Other real estate owned	538	453	452
Repossessed assets	163	322	353

Asset Quality Ratios:
Nonaccruing loans to total loans	0.97%	0.95%	1.34%
Allowance for loan losses to nonaccruing loans	181.04	180.02	138.43
Allowance for loan losses to nonperforming assets	144.32	140.58	115.05
Allowance for loan losses to total loans	1.76	1.71	1.86
Nonperforming assets to total assets	0.43	0.40	0.55
Net charge-offs to average loans	0.55	0.92	1.16

Capital Ratios:
Shareholders' equity to total assets	8.08	7.84	7.21
Average shareholders' equity to average total assets	8.20	7.69	7.19

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At	At	At
	March 31,	December 31,	March 31,
	2012	2011	2011
	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$111,924	$111,361	$111,635
1-4 Family Residential	291,020	247,479	218,178
Other	208,536	206,519	202,986
Commercial Loans	145,730	143,552	143,265
Municipal Loans	206,230	207,261	198,561
Loans to Individuals	177,453	171,058	189,019
Total Loans	$1,140,893	$1,087,230	$1,063,644

	At or for the
	Three Months
	Ended March 31,
	2012	2011
	(dollars in thousands)
	(unaudited)

Selected Operating Data:
Total interest income	$31,716	$31,905
Total interest expense	7,720	9,646
Net interest income	23,996	22,259
Provision for loan losses	3,052	2,138
Net interest income after provision for loan losses	20,944	20,121
Noninterest income
Deposit services	3,748	3,879
Gain on sale of securities available for sale	5,972	1,551
(Loss) gain on sale of securities carried at fair value through income	(485)	254

Total other-than-temporary impairment losses	–	–
Portion of loss recognized in other comprehensive income (before taxes)	(141)	–
Net impairment losses recognized in earnings	(141)	–

Fair value gain - securities	–	1,627
FHLB advance option impairment charges	(472)	–
Gain on sale of loans	131	283
Trust income	677	651
Bank owned life insurance income	266	286
Other	1,111	1,105
Total noninterest income	10,807	9,636
Noninterest expense
Salaries and employee benefits	11,833	11,691
Occupancy expense	1,758	1,721
Equipment expense	510	493
Advertising, travel & entertainment	604	553
ATM and debit card expense	279	215
Director fees	268	191
Supplies	159	224
Professional fees	551	555
Postage	175	179
Telephone and communications	406	337
FDIC insurance	470	763
Other	1,509	1,810
Total noninterest expense	18,522	18,732
Income before income tax expense	13,229	11,025
Provision for income tax expense	3,090	1,786
Net income	10,139	9,239
Less: Net income attributable to the noncontrolling interest	–	(865)
Net income attributable to Southside Bancshares, Inc.	$10,139	$8,374

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	17,324	17,247
Weighted-average diluted shares outstanding	17,333	17,252
Net income per common share
Basic	$0.58	$0.49
Diluted	0.58	0.49
Book value per common share	14.99	12.96
Cash dividend paid per common share	0.18	0.17

	At or for the
	Three Months
	Ended March 31,
	2012	2011
	(unaudited)

Selected Performance Ratios:
Return on average assets	1.26%	1.12%
Return on average shareholders' equity	15.34	15.65
Average yield on interest earning assets	4.56	4.93
Average yield on interest bearing liabilities	1.30	1.67
Net interest spread	3.26	3.26
Net interest margin	3.52	3.55
Average interest earnings assets to average interest bearing liabilities	125.28	120.77
Noninterest expense to average total assets	2.30	2.52
Efficiency ratio	57.18	59.64

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

	AVERAGE BALANCES AND YIELDS
	(dollars in thousands)
	(unaudited)
	Three Months Ended
	March 31, 2012			March 31, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,109,652	$17,690	6.41%	$1,069,043	$18,205	6.91%
Loans Held For Sale	1,706	17	4.01%	3,722	37	4.03%
Securities:
Investment Securities (Taxable)(4)	4,674	31	2.67%	9,056	18	0.81%
Investment Securities (Tax-Exempt)(3)(4)	249,405	3,990	6.43%	305,066	4,786	6.36%
Mortgage-backed and Related Securities (4)	1,578,892	12,163	3.10%	1,396,622	11,297	3.28%
Total Securities	1,832,971	16,184	3.55%	1,710,744	16,101	3.82%
FHLB stock and other investments, at cost	33,905	79	0.94%	32,485	80	1.00%
Interest Earning Deposits	21,275	6	0.11%	16,062	10	0.25%
Total Interest Earning Assets	2,999,509	33,976	4.56%	2,832,056	34,433	4.93%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,895			45,705
Bank Premises and Equipment	50,593			50,371
Other Assets	169,151			110,987
Less: Allowance for Loan Loss	(19,057)			(20,053)
Total Assets	$3,243,091			$3,019,066
LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$92,767	37	0.16%	$80,882	60	0.30%
Time Deposits	861,133	2,477	1.16%	845,905	2,801	1.34%
Interest Bearing Demand Deposits	855,379	881	0.41%	790,440	1,175	0.60%
Total Interest Bearing Deposits	1,809,279	3,395	0.75%	1,717,227	4,036	0.95%
Short-term Interest Bearing Liabilities	256,701	1,592	2.49%	219,113	1,729	3.20%
Long-term Interest Bearing Liabilities – FHLB Dallas	267,935	1,903	2.86%	348,401	3,076	3.58%
Long-term Debt (5)	60,311	830	5.54%	60,311	805	5.41%
Total Interest Bearing Liabilities	2,394,226	7,720	1.30%	2,345,052	9,646	1.67%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	528,956			430,368
Other Liabilities	54,065			25,163
Total Liabilities	2,977,247			2,800,583

SHAREHOLDERS' EQUITY (6)	265,844			218,483
Total Liabilities and Shareholders' Equity	$3,243,091			$3,019,066
NET INTEREST INCOME		$26,256			$24,787
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.52%			3.55%
NET INTEREST SPREAD			3.26%			3.26%

(1)  Interest on loans includes fees on loans that are not material in amount.

(2)  Interest income includes taxable-equivalent adjustments of $937 and $971 for the three months ended March 31, 2012 and March 31, 2011, respectively.

(3)  Interest income includes taxable-equivalent adjustments of $1,323 and $1,557 for the three months ended March 31, 2012 and March 31, 2011, respectively.

(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

(6)  Includes average equity of noncontrolling interest of $1,505 for the three months ended March 31, 2011.

Note: As of March 31, 2012 and March 31, 2011, loans totaling $11,088 and $14,289, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

CONTACT:   Susan Hill
(903) 531-7220
susan.hill@southside.com